Execution Copy

ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”) is entered into as of September 24, 2018 by and among OncBioMune Pharmaceuticals, Inc., a Nevada corporation (the “Company”), the parties who execute this agreement on a later date (each a “Purchaser”, and collectively the “Purchasers”), and Nason, Yeager, Gerson, White & Lioce, P.A. (the “Escrow Agent”):

WHEREAS, the Company and Purchasers have entered into a Securities Purchase Agreement calling for the sale by the Company to the Purchasers of Notes and Warrants (collectively, the “Securities”); and

WHEREAS, the parties hereto require the Company to deliver the Securities against payment therefor, with the Escrowed Funds to be delivered to the Escrow Agent to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

NOW THEREFORE, the parties agree as follows:

ARTICLE I

INTERPRETATION

1.1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Securities Purchase Agreement shall have the meanings given to such terms in the Securities Purchase Agreement. Whenever used in this Agreement, the following terms shall have the following respective meanings:

● “Agreement” means this Agreement and all amendments made hereto and thereto by written agreement between the parties;

● “Escrowed Payment” means cash payments received from Purchasers;

● “Closing Date” shall have the meaning set forth in Section 2.1 of the Securities Purchase Agreement;

● “Minimum” means $1,150,000.

● “Securities Purchase Agreement” means the Securities Purchase Agreement (and the exhibits thereto) entered into or to be entered into by the parties in reference to the sale and purchase of Securities;

● “Securities” means Notes and Warrants being sold pursuant to the Securities Purchase Agreement;

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● Collectively, the Company-executed Securities Purchase Agreement and the Securities are referred to as “Company Documents”; and

● Collectively, the Escrowed Payment, and the Purchaser-executed Securities Purchase Agreement are referred to as “Purchaser Documents”.

1.2. Entire Agreement. This Agreement along with the Company Documents and the Purchaser Documents constitute the entire agreement between the parties hereto pertaining to the Company Documents and Purchaser Documents and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement, the Company Documents and the Purchaser Documents.

1.3. Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

1.4. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

1.5. Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.6. Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by any party against the other concerning the transactions contemplated by this Agreement shall be goverened by Section 5.10 of the Securities Purchase Agreement. All parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the exclusive jurisdiction as required under Section 5.10 of the Securities Purchase Agreement. The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

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1.7. Specific Enforcement, Consent to Jurisdiction. The Company and Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injuction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 1.6 hereof, each of the Company and Purchaser hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

ARTICLE II

DELIVERIES TO THE ESCROW AGENT

2.1. Company Deliveries. On or before the Closing Date, the Company shall deliver to the Escrow Agent the executed Securities Purchase Agreement and the Securities registered in the name of the repsective Purchasers (collectively, the “Company Documents”).

2.2. Purchaser Deliveries. On or before the Closing Date, each Purchaser shall deliver to the Escrow Agent such Purchaser’s portion of the Purchase Price, the executed signature page to this Agreeement and the executed Securities Purchase Agreement. The Escrowed Payment will be delivered pursuant to the wire transfer instructions annexed as Schedule 2.2, unless Escrow Agent approves a different method of delivery:

2.3. Intention to Create Escrow Over Company Documents and Purchaser Documents. The Purchaser and Company intend that the Company Documents and Purchaser Documents shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

2.4. Escrow Agent to Deliver Company Documents and Purchaser Documents. The Escrow Agent shall hold and release the Company Documents and Purchaser Documents only in accordance with the terms and conditions of this Agreement.

ARTICLE III

RELEASE OF COMPANY DOCUMENTS AND PURCHASER DOCUMENTS

3.1. Release of Escrow. Subject to the provisions of Section 4.2, the Escrow Agent shall release the Company Documents and Purchaser Documents as follows:

(a) On the Closing Date, assuming the Escrow Agent has received the Minimum in cleared funds and related fully executed Company Documents and Purchaser Documents, subject to Section 3.1(c) below, the Escrow Agent will simultaneously release the Company Documents to the Purchasers and release the Purchaser Documents to the Company. The Escrow Agent shall pay any participating broker-dealer its commissions from sales of Securities by such broker-dealer, as directed by the Company. The Escrow Agent may request any written representations, certifications and documents in the Escrow Agent’s absolute discretion before releasing any funds from escrow.

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(b) All funds to be delivered to the Company shall be delivered pursuant to the wire instructions to be provided in writing by the Company to the Escrow Agent.

(c) Notwithstanding the above, upon receipt by the Escrow Agent of joint written instructions (“Joint Instructions”) signed by the Company and the Purchaser, it shall deliver the Company Documents and Purchaser Documents in accordance with the terms of the Joint Instructions.

(d) Notwithstanding the above, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a “Court Order”), the Escrow Agent shall deliver the Company Documents and Purchaser Documents in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

3.2. The Closing may take place on or before September 24, 2018 (the “Termination Date”). After the Termination Date, the Escrow Agent will promptly return Company Documents to the Company and return the corresponding Purchaser Documents and funds to the Purchasers in connection with which a Closing (as such term is defined in Section 2.1 of the Securities Purchase Agreement) has not occurred.

3.3. Acknowledgement of Company and Purchaser; Disputes. The Company and the Purchaser acknowledge that the only terms and conditions upon which the Company Documents and Purchaser Documents are to be released are set forth in Sections 3 and 4 of this Agreement. The Company and the Purchaser reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Company Documents and Purchaser Documents. Any dispute with respect to the release of the Company Documents and Purchaser Documents shall be resolved pursuant to Section 4.2 or by agreement between the Company and Purchaser.

ARTICLE IV

CONCERNING THE ESCROW AGENT

4.1. Duties and Responsibilities of the Escrow Agent. The Escrow Agent’s duties and responsibilities shall be subject to the following terms and conditions:

(a) The Purchaser and Company acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Purchaser or Company is entitled to receipt of the Company Documents and Purchaser Documents pursuant to, any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

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(b) The Purchaser and Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. The Purchaser and Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent’s partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent’s part committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Purchaser and Company under this Agreement and to no other person.

(c) The Purchaser and Company jointly and severally agree to reimburse the Escrow Agent for reasonable outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

(d) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Purchaser and the Company. Prior to the effective date of the resignation as specified in such notice, the Purchaser and Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Company Documents and Purchaser Documents to a substitute Escrow Agent selected by the Purchaser and Company. If no successor Escrow Agent is named by the Purchaser and Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Company Documents and Purchaser Documents with the clerk of any such court.

(e) The Escrow Agent does not have and will not have any interest in the Company Documents and Purchaser Documents, but is serving only as escrow agent, having only possession thereof. The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

(f) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(g) The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

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4.2. Dispute Resolution: Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

(a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Company Documents and Purchaser Documents, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Company Documents and Purchaser Documents pending receipt of a Joint Instruction from the Purchaser and Company, or (ii) deposit the Company Documents and Purchaser Documents with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Purchaser and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Company Documents and Purchaser Documents. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

(b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Purchaser and Company or to any other person, firm, corporation or entity by reason of such compliance.

ARTICLE V

GENERAL MATTERS

5.1. Termination. This escrow shall terminate upon the release of all of the Company Documents and Purchaser Documents or at any time upon the agreement in writing of the Purchaser and Company.

5.2. Notices. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted next business day delivery, or by email delivery followed by overnight next business day delivery as follows:

(a)	If to the Company, to:

OncBioMune Pharmaceuticals, Inc.

11441 Industriplex Blvd, Suite 190

Baton Rouge, LA 70809

Attention: Chief Executive Officer

Email: jhead@oncbiomune.com

With a copy (which shall not consitute notice) by email only to:

 Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

Attention: Thomas Rose, Esq.

Email: trose@srfkllp.com

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(b)	If to the Purchaser, to: the address and email address listed on Schedule A hereto.

(c)	If to the Escrow Agent, to:

Nason, Yeager, Gerson, White & Lioce, P.A.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, FL 33410

Attention: Michael D. Harris, Esq.

Email: mharris@nasonyeager.com

or to such other address as any of them by notice to the others may designate from time to time Time shall be counted from the date of transmission.

5.3. Interest. The Escrowed Payment shall not be held in an interest bearing account nor will interest be payable in connection therewith. In the event the Escrowed Payment is deposited in an interest bearing account, the Purchaser shall be entitled to receive any accrued interest thereon, but only if the Escrow Agent receives from the Purchaser the Purchaser’s United States taxpayer identification number and other requested information and forms.

5.4. Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

5.5. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.6. Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

5.7. Agreement. Each of the undersigned states that he has read the foregoing Escrow Agreement and understands and agrees to it.

(Signature Pages Follow)

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ONCBIOMUNE PHARMACEUTICALS, INC.

By:	/s/ Jonathan F. Head
Jonathan F. Head, Chief Executive Officer

ESCROW AGENT:
Nason, Yeager, Gerson, White & Lioce, P.A

By:	/s/ Michael D. Harris
Michael D. Harris, Esq.

PURCHASERS:

Name of Purchaser:

Cavalry Fund I LP

By:	/s/ Thomas Walsh
Name:	Thomash Walsh
Title:	Manager

Name of Purchaser:

Pinz Capital Special Opportunities Fund

By:	/s/ Matthew L. Pinz
Name:	Matthew L. Pinz
Title:	Managing Member

Name of Purchaser:

SBI Investments LLC, 2014-1

By:	/s/ Jonthan Juchno
Name:	Jonthan Juchno
Title:	Principal

Name of Purchaser:

YPH, LLC

By:	/s/ Federico Pier
Name:	Federico Pier
Title:	President

Signature Page to Escrow Agreement

SCHEDULE A

Purchasers

Schedule A to Escrow Agreement

SCHEDULE 2.2

NASON, YEAGER, GERSON, WHITE & LIOCE, P.A.

TRUST ACCOUNT

IberiaBank

200 W. Congress Street

Lafayette, LA 70501

ABA #265270413

for further credit to:

NASON, YEAGER, GERSON, WHITE & LIOCE, P.A., TRUST ACCOUNT

Account No. 5000000344

International Wire Information:

Swift Code: IBEAUS44

*Due to increase in fraud, please call and confirm these wire instructions with our office prior to wiring the funds

Schedule 2.2 to Escrow Agreement